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                                                                      EXHIBIT 21

           PHARMACEUTICAL PRODUCT DEVELOPMENT, INC., AND SUBSIDIARIES

                                  SUBSIDIARIES

The subsidiaries of Pharmaceutical Product Development, Inc., as of February 28, 1997, are as follows:

                                                                            Jurisdiction of Incorporation
                                                                                          or
                        Name of Subsidiary                                           Organized in
------------------------------------------------------------------------    ------------------------------
 1.      Applied Bioscience International Inc.                                         Delaware
 2.      PPD Pharmaco, Inc. (formerly Pharmaco International Inc.)                      Texas
 3.      Pharmaco International Holdings Inc.                                          Delaware
 4.      Pharmaco Investments, Inc.                                                    Delaware
 5.      PPD Pharmaco International SNC (formerly Pharmaco LSR S.A.)                    France
 6.      Pharma Contracts Scandinavia AB (formerly PLSR Scandinavia AB)                 Sweden
 7.      Pharmaco Research S.L. (formerly Pharmaco LSR S.L.)                            Spain
 8.      PPD Do Brazil-Suporte                                                          Brazil
 9.      Q & Q                                                                          Brazil
10.      Pharmaco International Holdings GmbH (formerly PLSR
         Beteiligungsverwaltungs GmbH)                                                 Germany
11.      Pharmaco GmbH (formerly Pharmaco LSR GmbH)                                    Germany
12.      Pharmaco International Sp. zo.o (formerly PLSR Sp. zo.o.)                      Poland
13.      PI Praha, s.r.o.(formerly PLSR Praha, s.r.o.)                              Czech Republic
14.      Trilife GmbH & Co. KG                                                         Germany
15.      Safe-Trade 41 (Pty) Ltd.                                                    South Africa
16.      APBI UK Holdings Ltd.                                                      United Kingdom
17.      Pharmaco International Ltd. (formerly Pharmaco UK Ltd.)                    United Kingdom
18.      Leicester Clinical Research Centre, Ltd.                                   United Kingdom
19.      Environmental Assessment Group, Ltd.                                       United Kingdom
20.      ENVIRON International Ltd.                                                 United Kingdom
21.      Gabbay Group Ltd.                                                          United Kingdom
22.      Gabbay Assoc. Ltd.                                                         United Kingdom
23.      Gabbay Ltd.                                                                United Kingdom
24.      Data Analysis & Research (DAR) Ltd.                                        United Kingdom
25.      APBI Investor Relations, Inc.                                                New Jersey
26.      Clinix International Inc.                                                     Delaware
27.      APBI Finance Corporation                                                      Delaware
28.      APBI Environmental Sciences Group, Inc.                                       Virginia
29.      ENVIRON International Investments, Inc.                                       Delaware
30.      Paragon Global Services, S.A.                                                Luxembourg
31.      PPD Spain, S.L.                                                                Spain
32.      Medisys, S.L.                                                                  Spain
33.      Cambridge Applied Nutrition Toxicology and Bioscience Limited              United Kingdom
34.      Clinical Technology Centre (International) Limited                         United Kingdom
36.      Technical Assessment Systems, Inc.                                            Maryland


Subsidiaries 1 and 31 are wholly owned subsidiaries of Pharmaceutical Product Development, Inc.

Subsidiaries 2, 16, 25, 26, 27 and 28 are wholly owned subsidiaries of Subsidiary 1.

Subsidiaries 3 and 4 are wholly owned subsidiaries of Subsidiary 2.

Subsidiary 5 is owned 99% by Subsidiary 3 and 1% by Subsidiary 25.

Subsidiaries 6, 7, 8, 10 and 15 are wholly owned subsidiaries of Subsidiary 3.

Subsidiary 9 is a wholly owned subsidiary of Subsidiary 8.

Subsidiaries 11, 12 and 13 are wholly owned subsidiaries of Subsidiary 10.

Subsidiary 14 is owned 95% by Subsidiary 10 and 5% by Subsidiary 11.

Subsidiaries 17, 18, 19, 20, 21 and 24 are wholly owned subsidiaries of Subsidiary 16.




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Subsidiaries 22 and 23 are wholly owned subsidiaries of Subsidiary 21.

Subsidiaries 29, 30 and 36 are wholly owned subsidiaries of Subsidiary 28.

Subsidiary 32 is a wholly owned subsidiary of Subsidiary 31.

Subsidiaries 33, 34 and 35 are wholly owned subsidiaries of Subsidiary 17.

Subsidiary 26 does business under the trade name the Chicago Center for Clinical Research.

Subsidiary 28 does business under the trade name ENVIRON.